EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned, a director and/or officer of Cooper-Standard Holdings Inc., a Delaware corporation, hereby constitute and appoint Timothy W. Hefferon, the true and lawful attorney-in-fact of the undersigned to sign and execute on behalf and in the name of the undersigned in the capacity or capacities set forth below the Annual Report on Form 10-K of Cooper-Standard Holdings Inc. for the year ended December 31, 2006, and any and all amendments thereto, to be filed with the Securities and Exchange Commission; such Form 10-K and each such amendment to be in such form and to contain such terms and provisions as said attorney shall deem necessary or desirable.

IN WITNESS WHEREOF, each of the undersigned has duly executed this instrument as of the
30th day of March, 2007.

/s/ James S. McElya	/s/ Allen J. Campbell
James S. McElya	Allen J. Campbell
Chief Executive Officer (Principal Executive Officer) Chairman and Director	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ S.A. Johnson	/s/ Helen T. Yantz
S.A. Johnson	Helen T. Yantz
Non-Executive Chairman and Director	Vice President and Controller (Principal Accounting Officer)

/s/ Jack Daly	/s/ Michael F. Finley
Jack Daly Director	Michael F. Finley Director

/s/ Leo F. Mullin	/s/ Gerald J. Cardinale
Leo F. Mullin Director	Gerald J. Cardinale Director

/s/ Kenneth L. Way
Kenneth L. Way Director